Calculation of Filing Fee Tables
S-3
PLUG POWER INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Warrants to purchase Common Stock	457(r)	185,430,464		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Pre-Funded Warrants to purchase Common Stock	457(r)	154,430,646		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common stock, par value $0.01 per share, issuable upon exercise of Warrants	457(r)	185,430,464	$ 7.75	$ 1,437,086,096.00	0.0001381	$ 198,461.59
Fees to be Paid	4	Equity	Common stock, par value $0.01 per share, issuable upon exercise of Pre-Funded Warrants	457(r)	154,430,646	$ 0.0001	$ 15,443.06	0.0001381	$ 2.13
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,437,101,539.06		$ 198,463.72
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 198,463.72
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) under the Securities Act, Plug Power Inc. (the "Registrant") initially deferred payment of the registration fee for the Registrant's Registration Statement on Form S-3ASR (File No. 333-287577) filed with the Securities and Exchange Commission on May 27, 2025 (the "Registration Statement). No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[2]	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[3]	The registration fee is calculated in accordance with Rule 457(r) and 457(g) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of the registration fee for the Registration Statement. Includes 185,430,464 shares of the Registrant's common stock, par value $.01 per share, (the "common stock") underlying unexercised warrants as of the date of the prospectus supplement to which this exhibit is attached. The initial exercise price of the warrants of $7.75 is being used to calculate the filing fee in accordance with Rule 457(g) of the Securities Act.

[4]	The registration fee is calculated in accordance with Rule 457(r) and 457(g) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of the registration fee for the Registration Statement. Includes 125,430,464 shares of the Registrant's common stock, par value $.01 per share, (the "common stock") underlying unexercised warrants as of the date of the prospectus supplement to which this exhibit is attached. The initial exercise price of the warrants of $0.0001 is being used to calculate the filing fee in accordance with Rule 457(g) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A